EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Terra Energy & Resource Technologies, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Dmitry Vilbaum, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2009

/s/ Dmitry Vilbaum
Dmitry Vilbaum
Chief Executive Officer